Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Kevin A O’Leary
1100 Boulders Parkway	Phone: 804/330-1102
Richmond, Virginia 23225	Fax: 804/330-1777
E-mail: invest@tredegar.com	E-mail: kaoleary@tredegar.com
Web Site: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR APPOINTS NEW CHAIRMAN OF THE BOARD;
MORETTI NAMED VICE PRESIDENT OF CORPORATION

RICHMOND, Va., May 19, 2010 - Tredegar Corporation (NYSE:TG) has appointed R. Gregory Williams, an independent director since 2002 and president of CCA Financial Services, LLC, based in Richmond, as Chairman of the Board, succeeding Richard L. Morrill, who will continue as a member of the Board of Directors.

Dr. Morrill said:  “I am confident that Greg’s financial acumen and keen insights will help guide the company and the board into the future.  I look forward to working with him in his new role.”

The company has also named Monica Moretti vice president, effective immediately.  Ms. Moretti also serves as president of Tredegar Film Products.

“Monica has made many contributions to Tredegar Film Products as well as to Tredegar Corporation since joining the organization two years ago,” said Nancy M. Taylor, Tredegar’s president and chief executive officer.

Ms. Moretti joined Tredegar Film Products in early 2008 as its general manager, Hygienics.  In late 2008, she was promoted to divisional vice president and general manager, Consumer Care.  On January 31, 2010, Ms. Moretti was named president of Tredegar Film Products.  Prior to joining Tredegar Film Products, she had global sales and marketing management responsibilities with multi-national manufacturing companies.  Ms. Moretti received a business administration degree from Universita’ di Pavia in Italy.

Based in Richmond, Va., Tredegar Corporation is primarily a global manufacturer of plastic films and aluminum extrusions.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This news release may contain "forward-looking statements" regarding Tredegar Corporation's business.  These statements are not historical facts, but statements that involve risks and uncertainties.  Actual results could differ materially from those included in these forward-looking statements.  For a discussion of such risks and uncertainties, see "Forward-looking and Cautionary Statements" in the company's Annual Report on Form 10-K for the most recently ended fiscal year.

# # #